UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) : August 6, 2021

Liberty Star Uranium & Metals Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of incorporation)

000-50071	90-0175540
(Commission	(IRS Employer
File Number)	Identification No .)

2 East Congress St. Ste 900, Tucson, AZ	85701
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (520) 425-1433

Check the appropriate box below if the Fonn 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LBSR	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events

On August 6, 2021, Liberty Star Uranium & Metals Corp., Dba Liberty Star Minerals announced the OTC Markets Group Inc. approved the Company to trade as LBSR on the OTCQB Venture Market, designed for developing and entrepreneurial companies in the U.S. and abroad. Trading on the OTCQB began August 06, 2021.

To qualify for trading on the OTCQB companies must be current in their financial reporting and undergo an annual verification and management certification process, including meeting a minimum bid price and other financial conditions.

The OTCQB provides investors improved visibility to enhance trading decisions with more compliance and quality standards. The OTCQB is recognized by the Securities & Exchanges Commission as an established public market providing public information for analysis and value of securities.

Brett Gross, Liberty Star’s CEO commented, “Up-listing to the OTCQB brings the Hay Mountain Project including the Red Rock Canyon gold prospect to a much broader range of investors both institutional and retail. We expect enhanced liquidity with the move up and are happy to bring our shareholders the added benefit of real time quotes and detailed trading activity available on the OTCQB website.”

Item 9.01 Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

3.21	Liberty Star Announces Approval of Application for OTCQB Listing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR URANIUM & METALS CORP.

Dated: August 6, 2021	/s/ Patricia Madaris
Patricia Madaris, VP Finance & CFO